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                                                                   EXHIBIT 10.52

[LOGO OF ARIS]                                         ARIS CORPORATION
                                                       15204 NW Greenbrier Pkwy,
                                                       Ste A-1
                                                       Beaverton, OR 97006
                                                       (503)614-6965
                                                       (503)614-8328 fax



                    [FORM OF EDUCATION SERVICES AGREEMENT]



1. EDUCATION COURSES TO BE PROVIDED:
ARIS Corporation shall provide training as follows:
COURSE #:          A-190
COURSE TITLE:      Developer/2000 Forms 4.5
CONTACT:
PHONE:
COMPANY:           Nike, Inc.
ADDRESS:           One Bowerman Drive
                   Beaverton, OR  97005-3005
START DATE:
# OF DAYS:         FIVE DAYS
TIME:              9:00am
# STUDENTS:        12
The Customer agrees that course prerequisites and content have been reviewed.

2. COMPENSATION FOR SERVICES:
Customer shall pay ARIS Corporation the sum of $1,700.00 per training day scheduled for a maximum of twelve students. Each additional student beyond twelve will be charged at a rate of $65 more per student per day. The student count should not exceed 16. Classroom will be provided at ARIS facility at a cost of $290 per day. Partial days shall be compensated at the full day rate if the day's instruction cannot be completed due to failure of Customer's equipment or facilities; or in the event of cancellation or delay at the Customer's request. The Customer shall reimburse ARIS Corporation for any associated travel costs, to include lodging, meals, and airfare or mileage where applicable. In the event of cancellation, Customer must provide written notification to ARIS Corporation at least 30 (thirty) days in advance of class start date. Any cancellations received with fewer than 30 days notice will result in a billing for 50% of the anticipated charges.

3. INSTRUCTIONAL MATERIALS
ARIS Corporation will provide course instructional materials to each student at no additional cost.

4. INVOICING:
ARIS Corporation requires a purchase order for training at least 15 business days in advance of class start date; customer will be invoiced upon completion of described services. Payment on invoices is due in full within thirty days after the date of invoicing. Unpaid balances will accrue interest at the rate of 1.5% per month compounded monthly.

5. INSTRUCTION FACILITIES AND EQUIPMENT:
Instruction facilities will be provided by ARIS Corporation, who shall be responsible for providing an operating computer system with a minimum one work station per student, necessary software, and appropriate facilities for $175 per computer for the duration of the class.

6. COURSE EVALUATION & CERTIFICATION:
ARIS Corporation will ask all students to complete evaluations at the end of each class, and certificates of completion will be sent following conclusion of the course. ARIS shall not be required to test students or provide written reports or evaluations of the students' performance.

7. FULL AGREEMENT; APPLICABLE LAW; DEFAULT PROVISIONS:
This written Agreement constitutes the full Agreement of the parties and there are no additional Agreements except as set forth herein. In case of any legal action brought to enforce any part of this Agreement, the prevailing party shall be entitled to its attorney's fees and costs. The parties agree that venue for any action between them pertaining to this Agreement shall be in Superior Court for Washington County, State of Oregon.


As above referenced "Customer", please indicate your agreement to these terms and conditions by signing your acceptance and returning to ARIS Corporation. Thank you for giving us the opportunity to serve you.

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ARIS Corporation                            CUSTOMER



________________________________________    _________________________________________
Jeff Walker, Education Sales                Authorized Representative for: Nike, Inc.

                                            Date:____________________________________
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